As filed with the Securities and Exchange Commission on September 22, 1999

                                              Registration No. 333-78893
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-3
                                Amendment No. 2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ---------------------
                                  IMMUCOR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              ---------------------

          GEORGIA                                            22-2408354
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification Number)




                               3130 Gateway Drive
                             Norcross, Georgia 30091
                                 (770) 441-2051
    (Address, including zip code, and telephone number, including area code, of principal executive offices)
                                Edward L. Gallup
                      Chief Executive Officer and President
                                  Immucor, Inc.
                               3130 Gateway Drive
                             Norcross, Georgia 30091
                            Telephone: (770) 441-2051
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                   ------------------------------------------

       A COPY OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT TO THE
                      AGENT FOR SERVICE SHOULD BE SENT TO:

                              Philip H. Moise, Esq.
                   Nelson Mullins Riley & Scarborough, L.L.P.
                     999 Peachtree Street, N.E., Suite 1400
                             Atlanta, Georgia 30309
                            Telephone: (404) 817-6000
                            Facsimile: (404) 817-6050

         Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________


         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                                         CALCULATION OF REGISTRATION FEE

------------------------------------------ -------------------- ---------------------- ----------------------- --------------------
                                                                Proposed Maximum       Proposed Maximum
                                           Amount to be         Aggregate Price Per    Aggregate Offering      Amount of
Title of Shares to be Registered           Registered           Share                  Price                   Registration Fee1
------------------------------------------ -------------------- ---------------------- ----------------------- --------------------

Common Stock, no par value per share.....    628,4172             $12.00                 $7,540,464              $2,096.25
------------------------------------------ -------------------- ---------------------- ----------------------- --------------------




(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

(2) Represents shares issuable upon exercise of warrants issued to the selling shareholders in connection with our acquisition of Dominion Biologicals Limited.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION,
                               DATED SEPTEMBER 22, 1999


                                 628,417 SHARES
                                  COMMON STOCK


                                  IMMUCOR, INC.


       On December 11, 1996, we issued warrants to purchase shares of our common stock to the shareholders of Dominion Biologicals Limited ("Dominion") in connection with our acquisition of Dominion. We are filing this registration statement and prospectus on behalf of those individuals who may exercise their warrants and sell the common stock under this prospectus. Those selling shareholders and the number of shares of our common stock that they may acquire upon exercise of these warrants are listed on page 5 of this prospectus.

         The selling shareholders may offer the shares from time to time in public or private transactions on or off the Nasdaq National Market, at prevailing market prices or privately negotiated prices. Sales may be made through brokers, dealers or other agents who may receive compensation in the form of commissions, discounts or concessions.

         Our common stock is quoted on The Nasdaq National Market under the symbol "BLUD." On September 21, 1999, the closing sales price of our common stock on The Nasdaq National Market was $14.50.

         We will not receive any proceeds from the sale of the common stock, but will receive the exercise price of the warrants.


         You should read the description of certain risks under the caption "Risk Factors" beginning on page 3 before purchasing our common stock.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                                                            September 22, 1999

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is permitted.

                          INFORMATION ABOUT THE COMPANY

         At Immucor, Inc., we develop, manufacture and sell reagents and systems used by hospitals, labs and blood banks to determine the type of human blood, detect the presence of certain antibodies in human blood, and detect and identify certain other properties of human blood.

         We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings also are available to the public from the SEC's website at www.sec.gov. We distribute to our shareholders annual reports containing audited financial statements.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed:

1.  Annual Report on Form 10-K for the year ended May 31, 1999.

2. Quarterly Reports on Form 10-Q for the quarters ended August 31, 1998, November 30, 1998, and February 28, 1999.

3.  Current Report on Form 8-K dated April 19, 1999; and

4.  Current Report on Form 8-K dated December 11, 1996; and

5. Description of our common stock contained in the Registration Statement on Form 8-A (Registration No. 0-14820) as declared effective by the SEC on July 21, 1986, as amended by various reports and other documents filed under the Exchange Act.

You may request a copy of these filings, at no cost, by writing or calling us at:

                                  IMMUCOR, INC.
                               3130 Gateway Drive
                             Norcross, Georgia 30091
                       Attention: Chief Financial Officer
                            Telephone: (770) 441-2051

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. The common stock will not be offered in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus, including the documents that we incorporate by reference, before you decide to purchase shares of common stock.

         Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "intend," "anticipate," "estimate," "continue" or similar words. These statements discuss future expectations, estimate the happening of future events or our financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents that we incorporate by reference. The risk factors noted in this section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

If our blood bank automation system does not gain market acceptance we will be more susceptible to price competition.

         We sell the only automated blood bank detection system in North America. If customers choose not to use our automated system or if we cannot continue to place them, either because of a decision not to make the capital investment required, not to change product lines, or because a competitor develops a new system that is faster or less capital intensive, then we will be forced to compete mainly on price. In the non-automated blood bank systems market, our principal competitors are divisions of large corporations. Because these large corporations may have greater resources and be able to compete aggressively on price, the lack of commercial acceptance of our automated product may result in price reductions, lower profit margins and loss of our market share, any of which could have a material adverse effect on our business, financial condition and operating results.

The development of new technology by our competitors could result in lower sales.

         If our competitors develop new technology that can inactivate antibodies or that results in the development of artificial blood, it could reduce the number of test systems that we sell. Our products test for the presence of certain antibodies in human blood to insure proper diagnosis of certain medical conditions. If these antibodies can be deactivated then there will be less of a need for our products. In addition, artificial blood, if developed, would likely not contain natural antibodies.

Failure to comply with stringent government regulation could prevent us from selling our products.

         Neither our existing products nor any new products which may be developed will be able to be marketed commercially for clinical use in the United States or certain foreign countries in which they have not been approved. Our reagents, detection systems and other products are subject to strict regulation and licensing by the FDA, including the need for approval prior to marketing, and by other state and foreign agencies. In addition, facilities in the United States and abroad are subject to periodic inspection by the FDA. There has been an increasing level of regulatory scrutiny in the industry by the FDA resulting in more detailed and frequent inspections, and a greater number of observations cited per inspection, deficiency notices and warning letters. Failure to correct any deficiencies or to otherwise comply with applicable laws or regulations could subject us to enforcement action, including product seizures, recalls, center or facility closure, license revocations and civil and criminal penalties, any one or more of which could have a material adverse effect on our business. Any change in existing federal, state or foreign laws or regulations, or in the interpretation or enforcement of them, or the promulgation of any additional laws or regulations could have an adverse effect on our business.

We are dependent upon single source suppliers.

         We purchase certain supplies for our operations from single source suppliers. The disruption of existing supply relationships could impair our ability to process, manufacture and test products or cause us to incur costs associated with the development of alternative sources. In addition, in some instances FDA approval would be required to replace or substitute a supplier or component that we use. Any such disruption could result in delays in obtaining antibodies or making product shipments, which could have a material adverse effect on our financial condition and results of operations.

There are risks associated with international operations.

         We generate sales outside the United States and incur expenses in foreign currencies and are subject to risks generally associated with international operations. Accordingly, our financial results from international operations may be affected by fluctuations in currency exchange rates.

We may be unable to protect adequately our proprietary technology.

         Our success and ability to compete are dependent largely upon our proprietary technology. We cannot be certain that we have taken adequate steps to deter misappropriation or independent third-party development of our technology. In addition, we cannot be certain that third parties will not assert infringement claims in the future or, if infringement claims are asserted, that such claims will be resolved in our favor. Although we are not currently subject to any dispute that would prevent us from using our proprietary technology as we plan, any infringement claims resolved against us could have a material adverse effect on our business, financial condition or results of operations.

Our stock price is volatile.

         There has been significant volatility in the market price of securities of healthcare companies that often has been unrelated to the operating performance of such companies. We believe that factors such as legislative, regulatory and technological developments, failure to meet securities analysts' performance expectations and quarterly variations in financial results could cause the market price of the common stock to fluctuate substantially.

                                 USE OF PROCEEDS

         All net proceeds from the sale of the shares described in this prospectus will go to the selling shareholders who offer and sell their shares. We will not receive any proceeds from sales of shares by the selling shareholders.

                              SELLING SHAREHOLDERS

         All of the share amounts listed below represent shares issuable upon exercise of warrants issued in connection with our acquisition of Dominion
Biologicals Limited. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below upon the exercise of their warrants. The following table lists the selling shareholders and the number and percentage of shares of common stock beneficially owned by each selling shareholder before and after the offering of the shares. Because the selling shareholders may sell all, some or none of their shares, no estimate can be made of the actual number of shares that will be offered. The number and percentage of shares of common stock provided in the following table represent the number of shares of common stock as to which warrants held by the selling shareholders may be exercised. For the purpose of determining the percentage of shares of common stock beneficially owned by each selling shareholder, we have assumed that all warrants held by the selling shareholders have been exercised, and no other warrants have been exercised. Only percentages of one percent or greater are shown, and footnotes are provided at the end of the table.


                                               Shares                                  Shares
                                            Beneficially                            Beneficially
                                          Owned Before the          Shares         Owned After the
                                              Offering             Offered            Offering

Name                                    Number     Percent(1)                     Number     Percent(1)

Patrick Waddy                          271,139 (2)     3.3        251,139        20,000         * (3)
Blaine McNeil                          170,606 (4)     2.1        167,806         2,800         *
Nubio Technologies Corporation         209,472         2.6        209,472             0         *



(1) Calculated based upon 8,101,309 shares of common stock outstanding, assuming that all warrants issued in connection with the acquisition of Dominion Biologicals have been exercised.
(2) Includes: 20,000 shares owned directly by Mr.Waddy and warrants to purchase 251,139 shares of common stock in connection with the acquisition of Dominion Biologicals.
(3) Represents less than 1%.
(4) Includes: 2,800 shares owned directly by Mr. McNeil and warrants to purchase 167,806 shares of common stock in connection with the acquisition of Dominion Biologicals.

                              PLAN OF DISTRIBUTION

         The selling shareholders may sell or transfer all or a portion of the shares offered hereby from time to time to third parties directly or by or through brokers, dealers, agents or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or from purchasers of the shares for whom they may act as agent. Such sales and transfers of the shares may be effected from time to time in one or more transactions on the Nasdaq National Market, in negotiated transactions or otherwise, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. Any or all of the shares may be sold or transferred from time to time by means of

o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
o    through the writing of options on the shares;
o pledges as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder;
o    gifts, donations and contributions;
o    otherwise.

         To the extent required, the number of shares to be sold or transferred, the purchase price, the name of any such agent, broker, dealer or underwriter and any applicable discounts or commissions and any other required information with respect to a particular offer will be set forth in an accompanying prospectus supplement. The aggregate net proceeds to the selling shareholders from the sale of the shares will be the purchase price of such shares less any commissions. This prospectus also may be used, with our prior written consent, by donees and pledgees of the selling shareholders.

         In order to comply with the securities laws of some states, if applicable, the shares will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The selling shareholders and any brokers, dealers, agents or underwriters that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         No underwriter, broker, dealer or agent has been engaged by us in connection with the distribution of the shares.

         Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. There is no assurance that the selling shareholders will sell any or all of the shares. The selling shareholders may transfer, devise or gift shares by other means not described herein.

         We will pay all of the expenses incident to the registration of the shares, other than underwriting discounts and selling commissions, if any.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby has been passed upon by Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended May 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

              ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated below:


SEC registration fee.................................$  2,096.25

Listing fees.........................................  12,528.34

Legal fees and expenses..............................  10,000.00

Printing expenses....................................   1,000.00

Accounting fees......................................   3,800.00

Miscellaneous........................................       0.00

         Total.......................................$ 29,424.59


               ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14-2-850, et. seq., of the Georgia Business Corporation Code authorizes us to indemnify our directors, officers, employees and agents in certain circumstances. Section 14-2-856 of the Code expressly allows us to provide indemnification rights that are broader than provided under the Code if contained in a bylaw ratified by the shareholders by a majority of the shares to be cast. Article Eight of our Bylaws provides broader indemnification rights than expressly provided under the Code and, except for that part of Article Eight that obligates us to indemnify certain executive officers, discussed below, was previously ratified by our shareholders. The following is a summary of the material provisions of Article Eight.

Directors

         Article Eight generally requires us to indemnify persons who are parties to any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person was or is one of our directors. Except as noted in the next paragraph, directors are entitled to be indemnified against expenses (including but not limited to attorneys' fees and court costs), and against any judgments, fines and amounts paid in settlement actually and reasonably incurred by them. Directors also generally are entitled to have us advance any of those expenses prior to final disposition of the proceeding provided that:

(1) the director furnishes us with a written affirmation of his or her good faith belief that he or she is entitled to indemnification, either because he or she met the relevant standard of conduct or because the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation;
(2) the Board of Directors has not made its own determination that the director is not entitled to indemnification; and
(3) the director furnishes us with an undertaking to repay us if it is ultimately determined that they are not entitled to indemnification.

The Code prohibits us from indemnifying directors for the following types of liabilities:

(1) any appropriation, in violation of the director's duties, of any of our business opportunities;
(2) acts or omissions which involved intentional misconduct or a knowing violation of law;
(3) liability under Section 14-2-832 of the Code (dealing with unlawful dividends or other distributions); and
(4) any transaction from which the director derived an improper personal benefit. In addition, our bylaws do not provide for indemnification to directors to the extent the amounts for which indemnification is sought do not exceed the director's compensation for services as a director during the 12-month period preceding the director's breach of duty.

Executive Officers

         The Board of Directors recently amended our bylaws to extend our indemnification obligation to persons identified as executive officers in our filings with the SEC, but our shareholders have not yet ratified this amendment. The indemnification to be provided to those executive officers is substantially the same as that to be provided to directors. However, this bylaw will extend greater indemnification to those executive officers than that authorized by the Code. Therefore, this bylaw will not be fully effective until ratified by the shareholders by a majority of the shares cast, and we anticipate that the ratification of this bylaw will be on the agenda at the next annual meeting of shareholders which is expected to be held on November 4, 1999.

Officers, Employees and Agents

         In addition, the Board of Directors also can extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations, except that the indemnification so provided need not be limited by a requirement that officers, employees and agents bear the liability up to the amount of their compensation over a 12-month period. Except for persons identified as executive officers in our filings with the SEC, the Board of Directors has not yet extended indemnification rights to any officers, employees or agents.

Miscellaneous

         Upon authorization by the Board of Directors, we can enter into an agreement or agreements providing to any person who was or is one of our directors, officers, employees or agents, indemnification rights substantially the same as those provided to directors under Article Eight. We currently do not plan to enter into any agreements of indemnity.

         Finally, we can purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents against any liability asserted against him or incurred by him in any such capacity, whether or not we would have the power to indemnify him against that liability under Article Eight.

                                ITEM 16. EXHIBITS

EXHIBIT
  NO.                        DESCRIPTION


 3.1     Articles of Correction of Immucor, Inc.*

 3.2     Amended and Restated Bylaws of Immucor, Inc.*

 4.1 Share Purchase Agreement (incorporated by reference to the Registrant's Current Report on Form 8-K, date of filing December 26, 1996).*

 5.1     Opinion of Nelson Mullins Riley & Scarborough, LLP.*

23.1     Consent of Nelson Mullins Riley & Scarborough, LLP.*
         (included in Exhibit 5.1)

23.2     Consent of Ernst & Young, LLP.

*  Previously filed


                             ITEM 17. UNDERTAKINGS.

Rule 415 offering

         The undersigned issuer hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section l0(a) (3) of the Securities Act of 1933.

         (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registrant statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3) Remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Norcross, State of Georgia, on September 22, 1999.


IMMUCOR, INC.


By:                                         By:

/s/ Edward L. Gallup                        /s/ Steven C. Ramsey
Edward L. Gallup..                          Steven C. Ramsey
Chief Executive Officer                     Chief Financial Officer
and President (Principal                    (Principal Financial and
Executive Officer)                           Accounting Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Edward L. Gallup and Steven C. Ramsey and either of them his true and lawful attorney-in-fact with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign a Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 22, 1999.


SIGNATURES                                  TITLE
----------                                  -----



/s/ Edward L. Gallup*                       Chief Executive Officer,
Edward L. Gallup                            President and Director
                                            (Principal Executive Officer)


/s/ Steven C. Ramsey*                       Chief Financial Officer
Steven C. Ramsey                            (Principal Financial and
                                            Accounting Officer)


/s/ Ralph A. Eatz*                          Director
Ralph A. Eatz


/s/ Giocchino De Chirico*                   Director
Dr. Gioacchino De Chirico


/s/ Daniel T. McKeithan*                    Director
Daniel T. McKeithan


/s/ Didier L. Lanson*                       Director
Didier L. Lanson


/s/ G. Bruce Papesh*                        Director
G. Bruce Papesh


/s/ Dennis M. Smith*                        Director
Dennis M. Smith


/s/ Joseph E. Rosen*                        Director
Joseph E. Rosen


*  By: /s/ Edward L. Gallup*
Edward L. Gallup
Attorney-in-fact pursuant to power
of attorney granted in Registration
Statement (No. 333-78893) as
filed on May 20, 1999.

                                 EXHIBIT INDEX

EXHIBIT
  NO.                        DESCRIPTION


 3.1     Articles of Correction of Immucor, Inc.*

 3.2     Amended and Restated Bylaws of Immucor, Inc.*

 4.1 Share Purchase Agreement (incorporated by reference to the Registrant's Current Report on Form 8-K, date of filing December 26, 1996).*

 5.1     Opinion of Nelson Mullins Riley & Scarborough, LLP.*

23.1     Consent of Nelson Mullins Riley & Scarborough, LLP.*
         (included in Exhibit 5.1)

23.2     Consent of Ernst & Young, LLP.

*  Previously filed